TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

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October 29, 2004

Dollar General Corporation

100 Mission Ridge

Goodlettsville, TN 37072

Dollar General Corporation
Registration Statement on Form S-8 and
Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Dollar General Corporation, a Tennessee corporation (the “Company”), in connection with the proposed registration under the Securities Act of 1933, as amended, of (i) $40 million of unsecured obligations of the Company (“Executive Plan Obligations”) to pay deferred compensation in accordance with the terms and conditions of the Company’s CDP/SERP Plan, as amended and restated effective November 1, 2004 (the “Executive Plan”) and $4 million of unsecured obligations of the Company (“Directors Plan Obligations” and together with Executive Plan Obligations, the “Obligations”) to pay deferred compensation in accordance with the terms and conditions of the Company’s Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective November 1, 2004 (the “Directors Plan”) and (ii) 650,000 shares of the common stock, par value $0.50 per share, of the Company (the “Common Stock”) which may be acquired for the benefit of participants pursuant to the Executive Plan (the “Executive Plan Shares”) and 250,000 shares of Common Stock which may be acquired for the benefit of participants pursuant to the Directors Plan (the “Directors Plan Shares” and together with the Executive Plan Shares, the “Plan Shares”).  The Company contemplates that the only Plan Shares to be acquired for the benefit of participants in the Executive Plan and the Directors Plan (together, the “Plans”) will be shares acquired for the benefit of such participants through open-market purchases.  Absent further authorization by the Board of Directors of the Company, no Plan Shares will be issued by the Company to participants in the Plans.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

Dollar General Corporation

October 29, 2004

We have assisted in the preparation of the combined Registration Statement on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-93309) proposed to be filed by the Company with the Securities and Exchange Commission for the registration of the Obligations that may be assumed, and Plan Shares that may be acquired or delivered to participants, under the Plans (the “Registration Statement”).

We also have examined each of the Plans and certain books and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion.  In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

Based upon and subject to the foregoing, we are of the opinion that the Obligations have been duly authorized and, when accrued for the account of participants in the Plans in accordance with the terms of the Plans, will be valid and binding obligations of the Company, enforceable in accordance with the terms of the Plans except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity, whether such enforcement is considered in a proceeding at law or in equity.

In expressing the opinion set forth above, we are not passing on the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Tennessee, and as to the latter only with respect to the Tennessee For-Profit Business Corporation Act, as well as applicable provisions of the Tennessee Constitution and reported judicial decisions interpreting these laws.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated.  This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.  This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plans and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

Dollar General Corporation

October 29, 2004

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ TROUTMAN SANDERS LLP